EX-99.B(j)tgtconsent

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 29 to Registration Statement No. 33-11466 on Form N-1A of W&R Target Funds, Inc. of our report dated February 7, 2003 appearing in the Annual Report to Shareholders of Asset Strategy Portfolio, Balanced Portfolio, Bond Portfolio, Core Equity Portfolio, Growth Portfolio, High Income Portfolio, International Portfolio, Limited-Term Bond Portfolio, Money Market Portfolio, Science and Technology Portfolio, Small Cap Portfolio, and Value Portfolio comprising W&R Target Funds, Inc. for the fiscal year ended December 31, 2002 in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

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Deloitte & Touche LLP

Kansas City, Missouri

April 28, 2003